UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2026

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel

(State or Other Jurisdiction

of Incorporation)

001-37600	52-0029109
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
American Depositary Shares each representing one Ordinary Share par value NIS 5.00 per share (1) Ordinary Shares, par value NIS 5.00 per share (2)	NNDM	The Nasdaq Stock Market LLC
Rights to Purchase American Depositary Shares, each American Depositary Share representing one Ordinary Share, par value NIS 5.00 per share	NNDM	The Nasdaq Stock Market LLC

(1) Evidenced by American Depositary Receipts.

(2) Not for trading, but only in connection with the listing of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2026, the Board of Directors (the “Board”) of Nano Dimension Ltd. (the “Company”) appointed Nadav Kidron to the Board as a Class II director for the term expiring on the date of the annual meeting of the stockholders to be held in 2026 and until his successor is duly elected and qualified, or until his earlier resignation or removal, effective immediately. The Board has determined that Mr. Kidron qualifies as an independent director under the applicable Nasdaq rules. Mr. Kidron will also serve on the Audit Committee and Compensation Committee of the Board.

Mr. Kidron has served as President, Chief Executive Officer and a director of Oramed Pharmaceuticals Inc. (Nasdaq/TASE: ORMP) (“Oramed”), a pharmaceutical company focused on oral drug delivery technology, since March 2006, and as Chairman of Oramed's Board of Directors since June 2022. As President and Chief Executive Officer of Oramed, Mr. Kidron oversees all aspects of the company's operations, strategy and finances, including active supervision of its principal financial officer. Mr. Kidron has served as a member of the board of directors of Lifeward Ltd. (Nasdaq: LFWD), a medical technology company, since March 2026, as Chairman of the board of directors of Oravax Medical Inc., a company developing oral vaccines established as a joint venture between Oramed and Premas Biotech, since March 2021, and as a member of the board of directors of Alpha Tau Medical Ltd. (Nasdaq: DRTS), an oncology-focused medical device company, since May 2025. He also serves as Chairman of the board of directors of MDG Real Estate Global Ltd. (since July 2024). He previously served as a director of Entera Bio Ltd. until 2016. Mr. Kidron holds an LLB and an International MBA from Bar-Ilan University, Israel, and is a member of the Israel Bar Association. In 2009, he was a fellow at the Merage Foundation for U.S.-Israel Trade Programs for executives in the life sciences field.

As a non-employee director, Mr. Kidron will be compensated for his service on the Board in accordance with the Company’s director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement furnished on a Form 6-K to the Securities and Exchange Commission on October 21, 2025.

The Company will enter into an indemnification agreement with Mr. Kidron in connection with his appointment to the Board, which would be in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Mr. Kidron and any other persons pursuant to which he was selected as a director. Additionally, Mr. Kidron has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The 30-day exclusivity period under the non-binding term sheet entered into with Infinite Epigenetics, Inc. expired on its terms on July 15, 2026. As of the date hereof, the parties have not reached an agreement on the terms of a definitive agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Dimension Ltd. (Registrant)

Date: August 18, 2026	By:	/s/ John Brenton
John Brenton
Chief Financial Officer